Exhibit 3.1

Vefaware PAGE 1 %e :First State I , JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE , DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "ARGAN, INC." AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE FIFTEENTH DAY OF MAY , A .D . 1961, AT 10 0 'CLOCK A . M . CERTIFICATE OF AMENDMENT, FILED THE SIXTEENTH DAY OF DECEMBER , A .D. 1968 , AT 10 0 'CLOCK A .M . CERTIFICATE OF AMENDMENT, FILED THE FIFTH DAY OF MAY, A .D. 1983, AT 10 0 'CLOCK A.M. CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "ULTRA DYNAMICS CORPORATION " TO "PUROFLOW INCORPORATED", FILED THE THIRTEENTH DAY OF JUNE, A .D . 1983 , AT 10 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE SEVENTEENTH DAY OF SEPTEMBER , A .D . 1987, AT 10 O'CLOCK A.M . CERTIFICATE OF AMENDMENT , FILED THE TWENTY-FIRST DAY OF MARCH, A.D. 1989, AT 10 O'CLOCK A .M . CERTIFICATE OF AMENDMENT , FILED THE SEVENTEENTH DAY OF OCTOBER, A .D . 1995 , AT 10 O'CLOCK A.M. jeffrey W. Bul lock, Secretary of State C TION : 0587479 0567115 8100H DATE : 07-16-13 130880457 You may verify thi5 certificate online at corp.delaware.gov/authver,shtml 19-30120-1 C2.1 P11

Exhibit 3.1 CONVERT THIS pdf TO html WITH SEARCHABLE TEXT 'lJefaware PAGE 2 'IIie :first State CERTIFICATE OF DESIGNATION, FILED THE THIRD DAY OF JUNE , A .D . 1999, AT 9 O'CLOCK A .M . CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SIXTH DAY OF SEPTEMBER, A.D . 2001, AT 4 O'CLOCK P.M . AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTH DAY OF OCTOBER, A . D . 2001 . CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "PUROFLOW INCORPORATED" TO "ARGAN, INC.", FILED THE TWENTY-NINTH DAY OF OCTOBER, A.D. 2003, AT 11 : 36 O'CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FIFTH DAY OF JUNE, A .D. 2007, AT 9 : 37 O'CLOCK P .M . AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, "ARGAN, INC. " . 0567115 8100H You may verify this certificate online at corp.delaware.gov/authver.shtml 19-30120-1 C2.1 P12

·..·.. . ....·: ULTh.A..ICS CORPORATION : ·' •• * * • ..._........... * .. I'· ·-...... ·  ...... :--·. \.::, ·' CERTIFICATE OF INCORPORATION j • 0 l.LJ '-.._, - cJ. J u.. ·' a ... < 11) w..J >-. ;-t ( ,.. < :::l L.U ' •·' c..:> L.U o:; \ I '·\. • * • * • * • • • • • • * • • • • Organized unde r t ht! lawb or the STATS OF D LAWARE • • • • • • • • • • • • • • * • • .,.-..: ...;. - ·:· .;,. .,.., .J t \ }'·l;c;;'.<{:r,<=. :.:.:.;; .::::·;; .. ..... ·, ,,.;;_r;·:.t.·.i :';·} 7-':.: . <:.J kt:t iiJ:) 19-30120-1 C2.1 P13

,\,... -· • i CERTIFICATE OF INCORPORATION :. ; . . ' ·' OF ULTRA AM.ICr.C.OR.PORATION .. II II FIRST.The name or the corporation is ULTRA DYNAMICS CORPORATION I' SECOND. Its principal orr1ce 1n the State or Delaware is located at No. 100 West Tenth Street, in the City or Wilmington, County or New Castle. The name and address of its resident agent is The Corporation Trust Company, No. 100 West Tenth Street, Wilmington 99, Delaware. THIRD.The n&ture of the business, or·objects or purposes to btransacted, promoted or carried on are: TO manufacture, assemble, fabricate, produce, purchase, import, receive, lease as lessee, or otherwise acquire, own, hold, store, use, repair, service, maintain, mortgage, pledge, or otherwise encumber, sell, assign, lease as lessor, distribute, expor·t and otherwise dispose il of, and generally to trade and deal in and with, ao principal ll agent or otherwise, cleaning products and eqUipment, ultra violet ray equipment, water pur1fyirequipment and electric mechanical and chemi al equipment of all kinds, and any and all machinery, tools, equipment, appliances, devices, s p pl1es and materials used or useful in connection with or tnctdentel to a_ny of the foregoing. 19-30120-1 C2.1 P14

To pursue, prosecute.and engage 1n nueleaz• researcancl technical 1n·4est1gat1.onand to employ and maintain a_statf ot research tP.chn1c1ans, consultants and e orts tor the purpose ot earryi.ng on such nucler re-·I r : search.To build, construct, establish maintain and operat.-·. laboratories and such buildings as may be useful, or necescary to tbe pursuit ot neclear research. To manul'acture, purchase or otherwise acquire, invest in, own,nortgage, pledge, sell, assign and transfer or otherwise dispose ot.trade.deal in and deal with goods, wares and merchandise and personal property or every class and desc!"iption. To acquire, and pay tor 1n cash, stock or bonds of this corporatin or otherwise, the good will, rights, assets and property, and to undertake or assume tt:e whole or any part or·the obligations or liabilities ot any per-s n, firm, association or corporation. To acquire, holdU»e, sell, as 1gn, lease, grant licenses in ree:>ect ot, mortgage or otherwise cUspose oi' letters patent or the Uni.ted Stateor any foreign country, patent rights, licenses and privileges, inventions, improve . h,. ,j 'I l! :j I II r,I I' I ments and p cesses, copyrights, trade-marks and trade namea, relating to or useful in connection with any bu31ness of this corporation. To acq 1re by purchase, subscription or otherwise, I and to e eive, hold, own, 3uarantee, sell, assign, exchange, I transfer, mortgage, pledge or otherwise dispose of or deal in and wth any of the shares of the capital stock, or any voting trust certificates in respect or the shares of il II I I capital stock, crip, warrants, rights, bond3, debentures, notes, trust receipts, and other secur1es, obllgations, 19-30120-1 C2.1 P15

·f · 'l.t-., · I . .. • ' choses in ac_tion and evidences or indebtedness or 1nt rest issued or created by any corporations, Joint stock companies syndicates, associations, firms, truE:ts or persons, public or private, or b,y the government of the United Stateo of America, or by any foreign government, or by any state, ,: territory, province, municipality or other politicalbub-1 division or by any governmental agency, and as ownethereot to possess and exercise all the rights, powers and privilege of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things neees-sary or advisable tor the preservatlon, ?rotection, improve-i: l Il [j !,,! ;; i! l! ii ment and enhancement in value thereof. To enter into, make and perform contracts of eve description with any person, firm, association, kind and corporation, municipality, county, state, body politic or government or colony or dependency thereof• To borrow or raise JDOneys tor any of the purposes .! ii '!I, 'I of the corporat1or. and, from time to time w thout limit as to amount, to draw, make, accept, endorse, execute and issue !I promissory notes, drafts, bills of exchange, warrat.ts, bonds, ll li :j debentures anu other negotiable or non-negotiable instru-ments snd evidences ot indebtedness, and to secure the pay-ment of any thereof and of the interest thereon by mortgage upon or pleci3e, conveyane or assignment in trust of the whole or any part of the property of the corporation, whethe at the tlme owned or thereafter acqu1rej, and to sell, pledge or otherwise iispose or such bonds or other obliga t ions of the corporation for 1ts corporate purposes. I I ,, ,1 To loan to any person, firm or corporation a·of I its surplus funds, eithew1th or w1thot security. 19-30120-1 C2.1 P16

To purchase, hold, sell and transfer the shares or its own capital stock; provided it shall not use its funds or property tor the purchase of its own shares of capital atock when such use wo ld cause any impairment of I· !I its capital except as otherwise permitted by law, and pro-shares of its own capital stock belonging voted upon directly or indirectly. I! q !j vided further that shall not be il 'II. to it l:li To have one or more offices, to carry on nll or any of itc operations and businesand without rest ict1on or limit as to amount to purchase or otherwise acqt.1ire, hold, own, mortgage, sell, convey or other·w1se dlspose of, real and personal property of every class and d scr1ption in any of the states, districts, territories or colonies of ;; .. !' ;. ! ·! i i: the United States, and subject to the la-.rs of colony or country. In general, in any and all tor.eign countries, such state, district, territory, i· 1,1 !! \i!l .i' to carry on any other business in to have at:d exercise all connection with the foregoing, and the powers conferred by the laws of Delaware lpon corpo ra-I unde:-the General Corporation La,. o f the StateI H ,·:_, il 11 , tions formed of Delaware, set forth to could do. and the to do any or all of the thing.; hereinbefore .j I I same extdnt as na tt:ral persons migh t o r The objects and purposes specified in the f o r-11 il I going clau>eJ shall, except where o therwise expre!lSed, be in nowise limited or restricted by referenc e to, o infer-en c e from, the terms of any other clause in th iE: N.'r tif icate ot' 1.ncorpo r·a t io n, but the o bjects and purposes spec. fied in ea c:i"l o f' the fo!'cgo ing clauses of this ar t icle , hal l be re  g rd ed as independent objects and purposes . 1. !I i,.l 'i ll I' II ..•. . 19-30120-1 C2.1 P17

-• .;.· I j . I I The total number of shares ot stock whicq POUR'.tH. the corporation shall have authority to issue is two million I .I (2,000,000) and the par value of each of such shares is Ten Cer.ts (10¢) amounting in the aggregate to 'nfo Hundred 'lbousand Dollars ($200,000.00) No stockholder of this corporation shall by reason of his hol<11ng shares ot any claas hav£: any pre-emptive or preferer t1al right to purchase or subscr1be to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securi-ties convertible into or careying options or warrants ::.o purcilase shares of any claas, now or hereafter to be author-ized, whether or not the issuance of any such shares, or J j 1: JI il I il lj q j: r! such notes, debentures, bonds or other securities, would !I adversely affect the dividend or voting rights or such I i stockholder, other than such rights, if any, as the board iof directors, 1:1 1ts discretion from time to time may grant and at such price as the board of directors in its d1scret1or II may fix; and the board of directors may issue shares of an..v ! I clase of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the eXisting sto Kholders of any class. IJ I i I, The minimum amount of capital with which 'j·• FIFl'H. the corporation will commence usiness is One Thousand frllars ($1,000.00). SIXTH. The n&neand places of residence or the incorvorators are as follows 1 ... • . ·. .· ··' . 19-30120-1 C2.1 P18

.1,• .. NAMES CES WilllingtonDelaware V1la1ngton, Delaware WilmingtonDelaware S. R. LlftNY L. A. Schoon.aker s. s. Clala-I I 'Ibe corporation is to have perpetual SEVEN'l'S. 11 ,I ii il il I' ;j !I existence. The private property of the stockholders EIGHTH. shall not be subJect to the payment or corporate debts to any exter.t whatever. n fUrtherance and not in limitation of Nltll'H. II '!Ii II !I !I '1 ji 11. the powers conferred by statute, the board of directors is exJ'ressly authorized: To make, alter or repeal the by-laws of the corporation. To authorize and cause to be exe uted mor·tgages J and liens upon the real and personal property of the I corporation. To set apart out of any of the funds of the corpo. ration available for dividends 3 reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created. B.y resolution passed by a majority of the whole board, to designate one or more comMittees, each committee to consist of two or more of the directors of the corpcratio which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers or the board of directors in the management of the bus1nesand affaire of the corporation, and may authorize I I I• ·......: .. 19-30120-1 C2.1 P19

·..:...:.·;·.· ..:.. -: . .. · ·'\;. ·...·. . the seal or the corporation to be attixed to all pap(lrs may reqUire it.Such co ttee or committees shall have sue name or names as may be stated in the by-laws or the corpn ration or as msy be determined f1m time to time by resolu-I ,, b,y the board ot directors. tion adopted When and as authorized by the affirmative vote or the holders of a majority ot the stock issued and outstand-1ng having votins power given at a stockholders'meeting il !I duly called ror that purpose, or when autr.or1zed by the j: ,I 'H written consent ot the holders or a majority or the \'Oting stock issued and outstanding, to sell, lease or exchange all 1 .! or the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, a :y other corporation or corporations, as its board of di-z;ctors shall deem expedient and for the best intere ts of the corporation. 1 I' d !I i! i· I; il l r II !,.i !'' ll :o 'j,I TENTH. Meetings of stockholders may be held !I II :I II outside the State or Delaware, if the by-laws JO provide. The books of the corporation may be kept (subject to any provision contained 1n the statutes)outside tht State of Delaware at such place or places as may be designated from time to time by the board of directors or 1n the by-laws of the corporation.Elections of directors need not be by ballot unless the by-laws of the corporation shall so provid I The corporation reserves the right to ELEVENTH. II I I amer.d, alter, change or repeal any provision contained in this c2rtificate of incorporation, in he manner now o II I. t · . - . ;,_. . . ;: ·.. -:,· . ·:.,. :..:._: · :;,...-'._:--:··; . .:-- \' ' .. ; • 19-30120-1 C2.1 P20

• .· -:. ··· ... i• ·' •• < ' , hereat'ter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. i: ·'· WE1 THE UNDERSIGNED, being each of the 1ncorpora j tors hereinbefore named,!'or the purpose of forming a cor-11 poration pursuant to the General Corporation Law of the li State of Delaware, do make this certificate, hereby deelar-it ;i ing and certifying that the facts herein stated are tJ". Ue, ti !; and accordingly have hereunto set our hands and seals this !i j! 15th day of Mey A.D.1961 . :i ; 11 : ·i :; STATE OF DELAWARE :! COUN'l\Y OF NEW CASTLE a ., !, BE IT REMEMEEJtED that on this 15tt..iay ofMay A.D. 1961, person:illy came before me, a Notary Public fort the State of Delaware, S. H. Livesay. L. A. : : Schoonmaker and s. s. Galaaka, all of the parties to the ,i i,:' foregoing certificate of incorporation, known to me per-sonally to be 3Uch, and severally acknowledged the said cer-II !i I tificate to be the act and deed of the signers respectively I and that the facts therein stated are truly set forth. i ' !I GIVEN under. my hand and seal of 1! ii !! li year afur"::::.wid. !,;! l I 19-30120-1 C2.1 P21

?; : -· S' ULTRA DYNAMICS COHPOR/ITION * * * * • * * • • * * • • * • • * « • * . 'a.!.".. c::!> ' l. ' OF AMENDMENT OF C ERTIFICATE OF IN CORPOH.TIO N CEHTlPIC ATE '•·. r·-. . 1:.. '.....' <;! ;Sle 0 .--l!.. . . .=-. 3" -P, () \ .o \ ; J :' • ,_...,..... ..... • • • • • • • • * • * • • • • • • * • • Organized uroder thP. '..aws of thE' ST ATE OF DLAW/IRE • • * * • • • • • • * • • • • • • • • • ·.4···· ,. ,,, .. / .·' :_-_:_;·..'.r r.: : . ; . - ·· . ·' .. . : .... .., .·l . ,.,. ; . ..·. ,.,. , ; :i{ ; f?·.·. .:t ;., };;:)·_:;,V":::9,'1( ic ;,. :!" ·:..: W . .ta.: 45 1.... .......--·. ,___ ._.,.,., - ....-. ............ - - ...-.....----....... - 1 ·.:.--,n;:;_ _;c .:o::•••«.<. x ,.!A)a;a;;:e 19-30120-1 C2.1 P22

... -.. f,-------- -·---,·--··--_------·-·------· -.• i: I; CERTIFICATE OF AMENDMENT OF C_ERTIFICATE OF INCORPORATION OF ULTRA DYNAMICS CORPORATION ****** ULTRA DYNAMICS CORPORATION, a corporation or3an1zed and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST:Tliat at a meeting of the Board of Directors of ULTRA' DYNAtoliCS CORPORATION, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be adviable and calling a meeting of the stockholdP-rs of eaid corporr ion for consideration thereof. The resolution setting forth the proposed amendment is as foll0ws: RESOLVED., that· the Certificate of Incorporr:tion of this corporation be amended bchanging the Article amended thereo.f numbered "FOURTH' so that, as said Article shall be and read as follows: . - . - .:-:.· -\:...:·. : . ·-. ..': . '. ' . . --_ •,.·-: ·:' • I • , , ••'' :··•'• -.. ... 19-30120-1 C2.1 P23

ARTICLE FOURTH

The total number of shares of stock which this corporation is authorized to have outstanding at any one time is Three Million Five Hundred Thousand (3,500,000) shares which shall be divided as follows:

(a) Three Million (3,000,000) shares of Common Stock having a nominal or par value of Ten Cents ($.10) per share.

(b) Five Hundred Thousand (500,000) shares of Preferred Stock having a nominal or par value of Ten Cents ($.10) per share.

The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classifications of stock shall be as follows:

SECTION A—PREFERRED STOCK

1. Shares of the Preferred Stock may be issued in one or more kinds, subdivided into classes and series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the issue of any kind, class, and series of Preferred Stock, the designation of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series, and the qualifications, limitations or restrictions thereof, including the following:

(a) The distinctive designation and number of shares comprising such kind, class, and series, which number may (except where otherwise provided by the Board of Directors in creating such kind, class, and series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The dividend rate on the shares of that kind, class, and series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that kind, class, and series over shares of any kind, class, and series;

(c) Whether the shares of that kind, class, and series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) Whether that kind, class, and series, shall have a sinking fund for the redemption or purchase of shares of that kind, class, and series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights to which the holders of the shares of that kind, class, and series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that kind, class, and series;

(f) Whether the shares of that kind, class, and series shall be convertible into or exchangeable for shares of stock of any class or any other kind, class, and series of Preferred Stock, and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

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(g) Whether the shares of that kind, class, and series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(h) Whether the issuance of any additional shares of such kind, class, and series, or of any shares of any other kind, class, and series, sh ll be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other kind, class, and series;

(i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such kind, class, and series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

3. Payments of dividends shall be as follows:

(a) The holders of Preferred Stock of each kind, class, and series designated as cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article III and no more;

(b) The holders of Preferred Stock of each series designated as non-cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article III and no more;

(c) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all kinds, classes, and series then issued and outstanding and entitled to receive such dividend;

(d) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative kinds, classes, and series of Preferred Stock with respect to all past dividend periods and unless all dividends of all kinds, classes, and series of Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund of any kind, class, and series of Preferred Stock. The foregoing provisions of this Paragraph (d) shall not, however, apply to a dividend payable in Common Stock;

(e) No dividends shall be deemed to have accrued on any share of Preferred Stock of any kind, class, and series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such kind, class, and series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

4. In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each kind, class, and series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such kind, class, and series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolution or resolutions of the Board of Directors to be received by the holders of shares of each such kind, class, and series on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all out-

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standing Preferred Stock of all kind, class, and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock (as provided in Section B(2) of this Article III). If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more kind, class, and series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such kind, class, and series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such share were paid in full.

Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding-up of the Corporation within the meaning of the foregoing provisions.

5. Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Section A of Article III, the shares of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

6. Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any manner, shall have the status of authorized and unissued Preferred Stock and may be reissued by the Board of Directors as shares of the same or any other series.

SECTION B—COMMON STOCK

1. After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph 2(b) of Section A and as further provided for in Paragraph 3 of Section A, both of this Article III) shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any kind, class, and series of Preferred Stock (fixed pursuant to Paragraph 2(c) and (d) of Section A of this Article III), then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors;

2. After distribution in full of the preferential amount, if any (fixed pursuant to Paragraph 2(e) of Section A of this Article III), to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively;

3. Except as may be otherwise required by law or by this Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the stockholders.

SECTION C—OTHER PROVISIONS

1. The stockholders of the Corporation are expressly denied the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classifications, kinds, classes or series thereof.

2. Any and all shares issued by the Corporation for which the full consideration has been paid or delivered shall be deemed fully paid and nonassessable shares.

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, SBCOND: That thereafter, pursuant to resolution of its Board or Directora1 a special meeting or the stockholders r said corporation wae duly called and held, upon notice ln accordance with section 222 or the General Corporation Law or the State or DP.laware at which meeting the necessary number or shares as required by statute were voted in favor or the amendment. THIRD:That said amendment was duly adopted in ac cordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment. IN 'r/I'INESS WHEREOF1 aa1d ULTRA DYNAMICS CORPORATION1 haa aused its corporate seal to be hereunto affixed and thie ULTRA DYNAMICS CORPORATivN AT: B -;r-- 5 - . '· r · ; ·.·' ',• .· - . . . 19-30120-1 C2.1 P27

.. •:··· ·. ; . · .·.. •. .•.••..•.• • STATE OF COUNTY OF es: that on this /J BE IT REMEMBERED day of 19/f, personally came before me, a Notary Public in and for th ')a/l,t:v/);. f' J County and State aforesaid, President of ULTRA DYNAMICS CORPORATION, a corporation of the State of Delaware, and he duly executed said certificate before me and ar.knowledged the said certificate to be hie act and deeJ and the uct and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and atteetcd by the Secretary of said corporation is the common or corporate seal of said corporation. IN WITNESS WHEREOF, I have hereunto set my hand and :/),Llljottar'y,Public ' - 6 - _I' ..· .. ,.. '. ,. ' :" ·. . ... . .... '· . .· . .·.· :. ·.· .."': .•;. .. ':'' 19-30120-1 C2.1 P28

830131619

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
ULTRA DYNAMICS CORPORATION

ULTRA DYNAMICS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed amended is as follows:

RESOLVED: That the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amendment, said Article shall be and read as follows:

ARTICLE FOURTH:

The total number of shares of stock which this Corporation is authorized to have outstanding at any one time is Six Million Five Hundred Thousand (6,500,000) which shall be divided as follows:

(a) Six Million (6,000,000) shares of Common Stock having a nominal or par value of Ten Cents ($.10) per share;

(b) Five Hundred Thousand (500,000) shares of Preferred Stock having a nominal or par value of Ten Cents ($.10) per share.

The designations, voting powers, preferences, optional or other special rights and qualifications, limitations, or restrictions of the above classifications of stock shall be as follows:

SECTION A - PREFERRED STOCK

(1) Shares of the Preferred Stock may be issued in one or more kinds, subdivided into classes and series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

(2) Authority is hereby expressly granted to the Board of Directors to fix, from time to time, by resolution or resolutions providing for the issue of any kind, class, and series of Preferred Stock, the designation of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series and the powers, preferences and rights of the shares of such kind, class, and series, and the qualifications, limitations or restrictions thereof, including the following:

00002

1

(a) The distinctive designation and number of shares comprising such kind, class, and series, which number may (except where otherwise provided by the Board of Directors in creating such kind, class, and series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors;

(b) The dividend rate on the shares of that kind, class, and series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that kind, class, and series over shares of any kind, class, and series;

(c) Whether the shares of that kind, class, and series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(d) Whether that kind, class, and series, shall have a sinking fund for the redemption or purchase of shares of that kind, class, and series and, if so, the terms and amounts payable into such sinking fund;

(e) The rights to which the holders of the shares of that kind, class, and series shall be entitled in the event of voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that kind, class, and series;

(f) Whether the shares of that kind, class, and series shall be convertible into or exchangeable for shares of stock of any class or any other kind, class, and series of Preferred Stock, and, if so, the terms and conditions of such conversion or exchange, including the method of adjusting the rates of conversion or exchange in the event of a stock split, stock dividend, combination of shares or similar event;

(g) Whether the shares of that kind, class, and series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

(h) Whether the issuance of any additional shares of such kind, class, and series, or of any shares of any other kind, class, and series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other kind, class, and series;

(i) Any other preferences, privileges and powers, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such kind, class, and series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of Delaware.

(3) Payments of dividends shall be as follows:

00003

2

(a) The holders of Preferred Stock of each kind, class, and series designated as cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article IV and no more.

(b) The holders of Preferred Stock of each series designated as non cumulative in respect of dividends, in preference to the holders of the Common Stock, shall be entitled to receive, as and when declared by the Board of Directors out of funds legally available therefor, cash dividends, at the rate for such series fixed in accordance with the provisions of Section A of this Article IV and no more;

(c) No dividend shall be paid upon, or declared or set aside for, any share of Preferred Stock with respect to any dividend period unless at the same time a like proportionate dividend with respect to the same dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon, or declared and set apart for, all shares of Preferred Stock of all kinds, classes, and series then issued and outstanding and entitled to receive such dividend;

(d) So long as any shares of Preferred Stock shall be outstanding, in no event shall any dividend, whether in cash or property, be paid or declared, nor shall any distribution be made, on the Common Stock, nor shall any shares of the Common Stock be purchased, redeemed or otherwise acquired for value by the Corporation, unless all dividends on all cumulative kinds, classes, and series of Preferred Stock with respect to all past dividend periods and unless all dividends of all kinds, classes, and series of Preferred Stock for the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart, and unless the Corporation shall not be in default with respect to any of its obligations with respect to any sinking fund of any kind, class, and series of Preferred Stock. The foregoing provisions of this Paragraph (d) shall not, however, apply to a dividend payable in Common Stock.

(e) No dividends shall be deemed to have accrued on any share of Preferred Stock of any kind, class, and series with respect to any period prior to the date of original issue of such share or the dividend payment date immediately preceding or following such date of original issue, as may be provided in the resolution or resolutions of the Board of Directors creating such kind, class, and series. The Preferred Stock shall not be entitled to participate in any dividends declared and paid on the Common Stock, whether payable in cash, stock or otherwise. Accruals of dividends shall not bear interest.

(4) In the event of any voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the shares of each kind, class, and series of the Preferred Stock then outstanding shall be entitled to receive out of the net assets of the Corporation, but only in accordance with the preferences, if any, provided for such kind, class, and series, before any distribution or payment shall be made to the holders of the Common Stock, the amount per share fixed by the resolution or resolutions of the Board of

000004 3

Directors to be received by the holders of shares of each such kind, class, and series on such voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, as the case may be. If such payment shall have been made in full to the holders of all outstanding Preferred Stock of all kind, class, and series, or duly provided for, the remaining assets of the Corporation shall be available for distribution among the holders of the Common Stock (as provided in Section B(2) of this Article IV). If upon any such liquidation, dissolution, distribution of assets or winding-up, the net assets of the Corporation available for distribution among the holders of any one or more kind, class, and series of the Preferred Stock which (i) are entitled to a preference over the holders of the Common Stock upon such liquidation, dissolution, distribution of assets or winding-up, and (ii) rank equally in connection therewith, shall be insufficient to make payment in full of the preferential amount to which the holders of such shares shall be entitled, then such assets shall be distributed among the holders of each such kind, class, and series of the Preferred Stock ratably according to the respective amounts to which they would be entitled in respect of the shares held by them upon such distribution if all amounts payment on or with respect to such share were paid in full.

Neither the consolidation or merger of the Corporation, nor the sale, lease or conveyance (whether for cash, securities or other property) of all or part of its assets, shall be deemed a liquidation, dissolution, distribution of assets or winding up of the Corporation within the meaning of the foregoing provisions.

(5) Except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors adopted pursuant to authority granted in this Section A of Article IV, the shares of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.

(6) Shares of Preferred Stock which have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been re-acquired in any manner, shall have the status of authorized and unissued Preferred Stock and may be re-issued by the Board of Directors as shares of the same or any other series.

SECTION B - COMMON STOCK

(1) After the requirements with respect to preferential dividends, if any, on the Preferred Stock (fixed pursuant to Paragraph 2(b) of Section A and as further provided for in Paragraph 3 of Section A, both of this Article IV) shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any kind, class, and series of Preferred Stock (fixed pursuant to Paragraph 2(c) and (d) of Section A of this Article IV), then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors;

(2) After distribution in full of the preferential amount, if any (fixed pursuant to Paragraph 2(e) of Section A of this Article IV), to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation,

4

ARCHE

the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively;

SECTION C - OTHER PROVISIONS

(1) The stockholders of the Corporation are expressly denied the preemptive right to subscribe to any or all additional issues of stock of the Corporation of any or all classifications, kinds, classes or series thereof.

(2) Any and all shares issued by the Corporation for which the full consideration has been paid or delivered shall be deemed fully paid and nonassessable shares.

SECOND: That thereafter, pursuant to the resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the Amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said Amendment.

IN WITNESS WHEREOF, said ULTRA DYNAMICS CORPORATION, has caused its corporate seal to be hereunto affixed and this Certificate to by signed by GEORGE G. SOLYMAR, its President, and attested by REUBEN M. SIWEK, its Secretary, this 28th day of April, 1983.

(CORPORATE SEAL)

ULTRA DYNAMICS CORPORATION

BY: ______________________
GEORGE G. SOLYMAR, President

ATTEST:

BY: ______________________
REUBEN M. SIWEK, Secretary

5

0000?

STATE OF NEW YORK )
COUNTY OF WESTCHESTER ) SS.:

On the 30th day of April, 1983, personally came before me, a Notary Public in and for the County and State as aforesaid, GEORGE G. SOLYMAR, President of ULTRA DYNAMICS CORPORATION, a Corporation of the State of Delaware, and he duly executed said Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said Corporation and the facts stated therein are true; and that the seal affixed to the said Certificate and attested by the Secretary of said Corporation is the common or corporate seal of said Corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

NOTARY PUBLIC

(SEAL)

STEPHEN J. MIGNANO
Notary Public, State of New York
No. 4741924
Qualified in Westchester County
Commission Expires March 30, 19 85

000017

6

8301640012

FILED
10 am
JUN 13 1983
[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

....

Ultra Dynamics Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Ultra Dynamics Corporation on April 28, 1983, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> RESOLVED: That the Certificate of Incorporation of this corporation be amended by changing the FIRST Article thereof so that, as amended, said Article shall be and read as follows:
>
> "The name of the corporation is Pureflow Incorporated"

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held on April 28, 1983, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

00002

IN WITNESS WHEREOF, said Ultra Dynamics Corporation has caused this Certificate to be signed by GEORGE G. SOLYMAR, its President and attested by REUBEN M. SIWEK, its Secretary, this 6th day of May, 1983.

ULTRA DYNAMICS CORPORATION

BY: [signature]
GEORGE G. SOLYMAR
President

ATTEST:

[signature]
REUBEN M. SIWEK, Secretary

00003

•-· ., :'·•'· . - . . STATE OF COLIPORMtA ) COUNTY OF LOS ANGELES )SS.; 1.,; On theJf day of May, 1983, peraoully came before me, a Notary Public in and for the County and State ae aforeeaid, GEORGE G, SOLYMAR, President of ULTRA DYNAMICS CORPORATION, a Corporation f the State of Delaware, and he duly executed aa1d Certificate before me and acknowledged the aaid Cert\flcate to be the act and deed of aaid Corporation and the facts stated therein are true; .; . I and that the aeal affixed to the said Certificate and of the Corporation ia the common or corporate seal of attested by the Secretary aid Corp ration. IN WITNESS WHEREOf, I have hereunto •et my hand and seal of office the day and year aforesaid. .:! :!•.... - - NOTARY PUBLIC 1• rtiiiCI,AI Olfl(:f •• lo>$ AIICUU C:OUIOJ .....Ia COIIMISSIOff f»IRU NOV. 20. JtU .., (SEAL) ".J" \ ' •....\... , : :. . ........ ·' . 19-30120-1 C2.1 P37

7260063 **FILED**

SEP 17 1987

[signature]

SECRETARY OF STATE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
PUROFLOW INCORPORATED
(Pursuant to Section 242)

PUROFLOW INCORPORATED, a Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said Amendment to be advisable and calling a meeting of the Stockholders of said Corporation for consideration thereof. The resolution setting forth the proposed Amendment is as follows:

RESOLVED: That the Certificate of Incorporation of this Corporation be amended by adding a new section 12 to such Certificate of Incorporation titled "Section 12. Limitation of Liability of Directors" as follows:

"Section 12. Limitation of Liability of Directors.
"(A) A Director of the Corporation shall not be liable to the Corporation or its Stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

"(B) Any repeal or modification of the foregoing paragraph (A) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to, or at the time of, such repeal or modification."

IN WITNESS WHEREOF, said PUROFLOW INCORPORATED, has caused its Corporate Seal to be hereunto affixed and this Certificate to be signed by George G. Solymar, its President, and attested by Reuben M. Siwek, its Secretary, this 4th day of September 1987.

PUROFLOW INCORPORATED

BY: [signature]
George G. Solymar, President

Attest:

BY: [signature]
Reuben M. Siwek, Secretary

..., ..,. .:•. ' .. · ' ·. ·., STAT! OP NEW YOU ) ss.: COUNTY OP WESTCH!ST!R) OQ the 5th clay of Septeab.r, peraonally c:ame before M, a Notary Public io aacl for the Couaty and State •• dor..aicl, GIORGI G. SOLYKAa, Prea1dent of PUROFLOW IICOIPOIAT!D, a Corporation of the State of Delaware, and ,, ·'..· he duly executed..tel Certificate before .. and acknovleclaed the eatcl Certificate to be hie ect ancl cleecl and the act and deed of aaicl Corporation aad the facta atatecl th•r•lD are true; and that the ,.al affixed to the ..tel Certificate and atteateclY the Secretary if aaid Corporation ia the co..on or Corporate Seal of aaicl Corporation. leal of office the IN WITNESS WHEREOF,I have hereunto aet ay hand day and year aforetaid. ancl !··. - """'· ,,. •. (SEAL) ·. - ..-._,.. . .'•' :_ ;.-. .. i . ... . ! .;_ ·. . ... ··-. . 19-30120-1 C2.1 P39

I .·• . II I m ,.. FILED "' ! : \' 'l CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF ., ' ·)', l. f ' l \ I .:. ; Puroflow * * Incorporated * * * * J., i ; ,I J Puroflow Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY: FIRST:That the Board of Directors of said corpora-tion, at a meeting duly held, adopted a resolution proposing and 1 declaring advisable the following amendment to the Certificate Incorporation of said corporation: RESOLVED, that the Certificate of Incorporation of Puroflow Incorporated be amended by changing the first three paragraphs of the Fourth Article thereof so that, as amended, said Article shall be and read as follows: "The total number of shares of stock which this corporation is authorized to have outstanding at any ofl I I I j ! I one time is six million five hundred thousand (6,soo·,ooo) shares, which shall be divided as follows: (a) Six million (6,000,000) shares of Common stock having a nominal or par value of Six and Two-Thirds Cents ($.06 2/3) per share. (b) Five hundred thousand (500,000) shares of Preferred stock having a nominal or par value of Ten i -· I I i 5r·. Cents ($.1 ) per share." I l L __ . _ 'f:Al·'' _;r,·. - - - ---_ ;f.• 19-30120-1 C2.1 P40

I' SECOND:That in lieu of a meeting and vote of stock-holders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 ·.:-;· j:. t· {'( of the General Corporation Law of the State of Delaware. i n i:.lI :1.I THIRD:That the aforesaid amendment was duly adopted accordance with the applicable provisions of Sections 242 and ., t :,'j ? in i 228 of the General Corporation Law of the State of Delaware. ., tj Vf 1. IN WITNESS WHEREOF, said Puroflow Incorporated has li I· q caused this Certificate to be signed by REUBEN M. by GEORGE SOLYMAR, its l'·!' President, and attested SIWEK, its Secretary, this \! "1( day of 1989. Ninth March 1 I· i i ... '• t By , President ! . ATTEST: ·· i· ' l '.;-.. By 1. ._. __..._ -------------- ---- - 19-30120-1 C2.1 P41

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF PUROFLOVV INCORPORATED ••••••• Puroflow lncorporilted, a corporation organized c.nd existing under and bv virtue of rhe General Corporation Law of the State of Delaware. DOES HERESY CERTIFY : fl8.&!: That the Board of Directors of said corporation, at meering duly held. adopted e resolution proposing and declaring adviseble the following amendment to the Certificate of JncorportJtion of said corporation: RESOLVED, That the Certificare of Incorporation of Puroflow Incorporated be 8mended by changing the f rst three paragraphs of the Fourth Article thereof so that. as amended, said Article shell be and rl!ad 8S f oJJows: ''The total number of shares of stock which this corporation is authorized to have issued at fJIJY one tine is Tt.el:ve Mil..l:ion Five 'lbousand (12,500.0001 shares. which shall be divided as follows: (al Twelve Million (12,000,000) shares of Common Stock having a nomir,al or par value of One Cent ( $ .0 t l per share. (b) Five Hundred Thousand (!500,000! hares of Pref@rrtd Stock having a nominal or par valuo of Ten Cents ($.101 per Mare." SECOND:That theroafter, pursuant to resolution of its Board of Direc tors. an Annual Meeting of Stockholders of sa1d corporation was duly called and held on September 1 B , 1995 . upon notice in accordence with Section 222 of the General Corporation Law of the State of Delaware at wh11;h meeting the necessary number of shares as reQuired by stature were voted 1n favor of the amendment. THIRD: applicable Delaware. That the llforesaid amendment wcrs duly adopted in accordance with the provisions of Section 242 of the General Corporation Lw of the State of 19-30120-1 C2.1 P42

Certificate of Amendment of Certificate of Incorporation of Puroflow Incorporated Page 2 IN WITNESS WHEREOF, said Puroflow Incorporated has caused this Certificate to be signed by Michael H . Figoff, its President, and attested by Sandy Yoshisato. its Secretary, this 3rd day of October, 1995. Puroflow Incorporated ATTEST: t+· SaP By Sandy Yoshisat':Secretary 19-30120-1 C2.1 P43

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT No. 5907 State of County of Ca1iforni a Los Ange1es before me, October 3, 1995 DATE Sandy Yoshisato, Notary Publ ic NAME. TITLE OF OFFICER ·E.G,"JANE DOE. NOTARY PUBLIC" ()n peffionallyappearedMi_c_h_a_el H_F.-ig_o_f_f NAMESI I OF SIGNER(SI [X] personally known to me - OR - 0 proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and ac knowledged to me that he/she/they executed the same in his /her/their authorized t• 0 • 0 0 0 0 0 0 ¢ $ 0 0 •t capacity(ies) , and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument. -··••SANDRA M.YC.HISATO z -:· I... :·,;· -..• Notarv P\.tlllc - ColifomJo COMM.# 1036417 · • c:LmOS·A:PNG:eElsE:SuC:O2U;N-TV L • 0 0 0 WITNESS my hand and official seal. ----------OPTIONAL----------Though the data below is not required by law. it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form. CAPACITY CLAIMED BY SIGNER 0 INDIVIDUAL CXJ CORPORATE OFFICER Presi dent DESCRIPTION OF ATTACHED DOCUMENT Certificate of Amendment of Certificate of Incorporation TITLE OR TYPE OF DOCUMENT TITLE(S) 0 PARTNER(S) 0 LIMITED 0 GENERAL Two (2) ----- - -------- --------0 ATIORNEY-IN-FACT NUMBER OF PAGES 0 TRUSTEE(S) 0 GUARDIAN/CONSERVATOR 0 OTHER:------October 3. 1995---- --· ·-- ·---· - ---·---- - - DATE OF DOCUMENT SIGNER IS REPRESENTING: NAME OF PEASON(SIOR ENTITY(IESI Purof1ow Incorporated SIGNER(S) OTHER THAN NAMED ABOVE tg1993 NATIONAL NOTARY ASSOCIATION • 8236 Remmet Ave.. P.O.Bo7184 • Canoga Pall<. CA 91309-7184 19-30120-1 C2.1 P44

SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/03/1999
991222645 - 0567115

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK OF PUROFLOW INCORPORATED

(Pursuant to Section 151
of the General Corporation Law of the State of Delaware)

We, Michael H. Figoff, President, and Sandy Yoshisato, Secretary of Puroflow Incorporated (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY as follows:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on May 28, 1999, voted to create a series of 25,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation and Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors hereby creates a series of Preferred Stock of the Company and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof (in addition to the provisions set forth in the Corporation's Certificate of Incorporation which are applicable to the Preferred Stock of all classes and series) as follows:

Section 1. Designation and Amount. There shall be a series of Preferred Stock, par value $.10 per share, of the Corporation which shall be designated as "Series A Junior Participating Preferred Stock," par value $.10 per share, and the number of shares constituting such series shall be 25,000. Such number of shares may be increased or decreased by resolution of the Board of Directors or by resolution of the Executive Committee of the Board of Directors, provided, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

Section 2. Dividends and Distributions.

(A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock in preference to the holders of shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the

529096.3

first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock in an amount per share (rounded to the nearest cent) equal to the greater of (a) $ 1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1000 times the aggregate per share amount of all cash dividends, and 1000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time after June 7, 1999 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) So long as any shares of the Series A Junior Participating Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Junior Participating Preferred Stock shall have been declared.

(D) The holders of the shares of the Series A Junior Participating Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

(E) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend

529096.3

2

Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) the outstanding Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Junior Participating Preferred Stock) with dividends in arrears in an amount equal to at least six (6) full quarterly dividends (whether or not declared and whether or not consecutive) thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in

529006.3

3

certain cases, the authorized number of Directors shall be exercised unless the holders of one-third (1/3) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting night initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

(iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board or the President of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

(iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by a vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any

529090.3

4

Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Certificate of Incorporation or By-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Certificate of Incorporation or By-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

(D) Except as set forth herein, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) Declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such panty stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) Redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

(iv) Purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Junior Participating Junior Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and

529096.3

5

classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up.

(A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received per share, the amount of $1.00, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1000 (as appropriately adjusted as set forth in paragraph (C) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

529096.3

6

(C) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7. Consolidation, Merger, etc. If the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such event the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to the Adjustment Number times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable.

Section 9. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

Section 11. Amendment. The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class

Section 12. Effective Date. This Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Puroflow Incorporated shall be effective at 5:00 P.M., Eastern Standard Time, on June 7, 1999.

529096.3

7

IN WITNESS WHEREOF, I have executed and subscribed this Certificate and do affirm the foregoing as true under penalties of perjury this 28th day of May, 1999.

By: ______________________
President

Attest;

____
Secretary

529096.3

8

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

PUROFLOW INCORPORATED

Puroflow Incorporated, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation at a duly called meeting, duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and proposing that said amendment be considered by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Board of Directors declares that it is advisable to amend Article FOURTH of the Certificate of Incorporation of the Corporation as follows:

> "FOURTH: This Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of Common Stock this Corporation is authorized to issue is 12,000,000, par value $.15 per share, and the total number of shares of Preferred Stock this Corporation is authorized to issue is 500,000 shares of Preferred Stock, par value $.10 per share, with the Board of Directors being hereby authorized to fix or alter the rights, preferences, privileges and restriction granted to or imposed upon any series of such Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

As of October 8, 2001 (the "Effective Date"), each share of Common Stock, par value $.01 per share, of the Corporation issued and outstanding or held as treasury

-1-

323951-2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:00 PM 09/26/2001
010478351 - 0567115

shares immediately prior to the Effective Date (the "Old Common Stock") shall automatically be reclassified and continued (the "Reverse Split"), without any action on the part of the holder thereof, as one-fifteenth of one share of Common Stock. The Corporation shall not issue fractional shares on account of the Reverse Split. Holders of Old Common Stock who would otherwise be entitled to a fraction of a share on account of the Reverse Split shall receive, upon surrender of the stock certificates formerly representing shares of the Old Common Stock, in lieu of such fractional share, an amount in cash (the "Cash-in-Lieu Amount") equal to the then market value of such fractional interest. Such market value will be determined by calculating the average closing price of the Common Stock as quoted on the OTC Bulletin Board for the ten business days prior to the Effective Date. No interest shall be payable on the Cash-in-Lieu Amount."

SECOND: That thereafter, the stockholders of the Corporation, at a duly called meeting of the stockholders, voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, Puroflow Incorporated has caused this Certificate to be signed by Michael H. Figoff, its President and Chief Executive Officer, this 25 day of September, 2001.

PUROFLOW INCORPORATED

By: [signature]
Michael H. Figoff
President and Chief Executive Officer

-2-

323951-2

TOTAL P.03

TOTAL P.03

Secretary of State Division of Corporations Delivered 11:44 AM 10/29/2003 FILED 11:36 AM 10/29/2003 SRV 030693726 - 0567115 FILE CERTIFICATE OF AMENDMENT OF CERTIFICATE OF lNCORPORATlON . OF PVR.OFLOW INCORPORATED PUROFLOW INCORPOR.ATED, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "'Corporation,,), DOES HEREBY CERTIFY: 1.This Ce:rti.ficate of .Amendment amends the Certificate of Incorporation of the Corporation (the "Certificate ofincorporation' by amending Attiele First to change the name of the Cotporation. The text of Article First of the Certificate oflncotpotation is amended hereby to 2. read as follows: ·F· irst: The name of the Corporation is Araan, Inc., The foregoing amendment to the Certificate of Incorporation was duly adopted by 3. vote of the stockholders holding a majority of the outstanding stock entitled to vote thereon. Thii amendment to the Certificate of Ineorpontion was duly adopted1n 4. accoldance wid:l the provisions of Section 242 of the General Corporation Law of the State of Delaware. undersigned authorized offic:er this '3 IN WITNESS WHEREOF, the CoJ:pOration ha! caused this certificate to be signed by tbe <by of October, 2003. roJ.. iner.osselmann Chairman of tba Board 19-30120-1 C2.1 P55

CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF AR<;AN, INC. ARGAN, rNC.• a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the. "Corporation"). DOES HEREBY CERTIFY: 1 . This Certificate of Amendment amends the Certificate of lncorporation of the Corporation (the "Certiticate of lnoorporation") by amending the Fourth Article thereof to increase the numbt."r of authorized shares of the Corporation 's Common Siock from 12,000,000 shares to 30,000.000 shares. 2. The text of Article Four of the Certificate of incorporation is hereby amended by deleting the reference therein to "12,000,000''and inserting "30,000,000" in lieu thereof. The foregoing amendment to the Certificate of Incorporation was duly adopted by 3. vote of tht1 stockholders holding a majority of the outstanding stock entiiled to vote thereon. This amendment to the Ceniticate of Incorporation was duly adopted in 4. accordancwith the provisions of Section 242 of the General Corporcttion Law of the State of Delaware. IN WITNESS WHEREOF.the Corporation has cau.d this certificate to he signed by the /1 day of June, 2007. undersignt:d authorized officer this ARGAN. INC.•.. ··-; .• .. · ::> . . .-,.... ,/ ·' . . . -......· ----7· -· ... .·· ,.,-. -Bt:Ji:>/f :;j:;f'///£---<. . • ·' 5' /. arne: R H. Bosselmann Title: Chairman of the Board State of Delaware Secretazy of State Divi.sion of Corporation.s Delivered 10:07 PM 06/25/2007 FILED 09 :37 PM 06/25/2007 SRV 070749258 - 0567115 FILE 19-30120-1 C2.1 P56